CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated December 31, 2012 on the financial statements of The Sound Mind Investing Funds, comprising The Sound Mind Investing Fund and The Sound Mind Investing Balanced Fund, a series of the Valued Advisors Trust, as of October 31, 2012 and to all references to our firm included in or made a part of the Prospectus and Statement of Additional information of The Sound Mind Investing Funds, comprising The Sound Mind Investing Fund, The Sound Mind Investing Balanced Fund, and The Sound Mind Dynamic Allocation Fund, each a series of the Valued Advisors Trust, for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Valued Advisors Trusts’ Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

February 22, 2013